UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 24, 2009

TRILLIANT EXPLORATION CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-138332	20-0936313
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

0001378948
(Central Index Key Classification)

545 Eighth Avenue, Suite 401
New York, NY 10018
(Address of principal executive offices, including zip code)

212-560-5195
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01                      Entry Into a Material Definitive Agreement
Item 9.01                      Financial Statements and Exhibits

Item 1.01 Entry into a Material Definitive Agreement

On September 24, 2009, pursuant to a Sale and Purchase Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1, Trilliant Exploration Corporation (the “Company”, also the “Registrant”) agreed to purchase 100,000,000 ordinary shares (the “Shares”) of the capital stock of Global Diamond Resources PLC (“Global Diamond”) from Samaza Limited, a company incorporated under the laws of the British Virgin Islands, at a purchase price of Fifteen Million Pounds Sterling (£15,000,000).  The Shares account for 32.12% of the total outstanding capital shares of Global Diamond.   The purchase price shall be paid and settled by the issue and allotment of Convertible Loan Notes.

Item 9.01 Financial Statements and Exhibits

10.1           Sale and Purchase Agreement between Registrant and Samaza Limited

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRILLIANT EXPLORATION CORPORATION

Date: September 29, 2009	By:	/s/ William R. Lieberman
	Name:	William R. Lieberman
	Title:	President